EXHIBIT 5.1

TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067

October 20, 2009

Reading International, Inc.
500 Citadel Drive, Suite 300
Commerce, California 90040

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus made part of the Registration Statement (the “Prospectus”), of Reading International, Inc., a Nevada corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof.  The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Prospectus, as supplemented by the various Prospectus Supplements, relates to the offer and sale by the Company from time to time of (i) shares of class A non-voting common stock, $0.01 par value per share (“Common Stock”); (ii) one or more series of the debt securities of the Company, which may be either senior securities or subordinated securities and which may convertible into or exchangeable for shares of Common Stock (“Debt Securities”); (iii) warrants to purchase shares of Common Stock or Debt Securities (“Warrants”); and (iv) units comprising any combination of shares of Common Stock, Debt Securities, and Warrants (“Units”).

The Common Stock, Debt Securities, Warrants, and Units are collectively referred to herein as the “Securities.”  The Securities are being registered for offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act.  The maximum aggregate public offering price of the Securities being registered will not exceed $100,000,000.

The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).

In rendering this opinion, we have examined and relied upon the information set forth in the Registration Statement and such other records, agreements, certificates and documents, and have made legal and factual inquiries, as we have deemed necessary as a basis for the opinions expressed herein.  As to questions of fact not independently verified by us, we have relied upon certificates of public officials and of officers of the Company.

The opinions expressed herein are limited to matters governed by the Nevada Revised Statutes, including the reported cases interpreting those laws.

Reading International, Inc.
October 20, 2009

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.           When the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation, and such shares have been issued and delivered against payment of the purchase price therefor, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and, if issued upon the conversion, exchange or exercise of Debt Securities or Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Indenture or Warrants, the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.           When the issuance and the terms of the sale of Debt Securities have been duly authorized by the board of directors of the Company and duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and such Debt Securities have been duly executed, authenticated, issued, delivered and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and in the manner provided for in the applicable Indenture against payment of the purchase price therefor, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

3.           When the issuance and the terms of the sale of Warrants have been duly authorized by the board of directors of the Company, the terms of such Warrants and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and such Warrants have been duly executed and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.           When the issuance and the terms of the sale of Units have been duly authorized by the board of directors of the Company, the terms of issuance and sale of shares of such Units have been duly established so as to not violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and such Units have been issued and delivered against payment of the purchase price therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Reading International, Inc.
October 20, 2009

In rendering the opinions set forth above, we have assumed that: (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any Indenture, any applicable supplemental indenture thereto and any other agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is, and will remain, duly organized, validly existing and in good standing under applicable state law; and (v) the Company will have reserved a sufficient number of shares of its duly authorized and unissued Common Stock as is necessary to provide for the issuance of the shares of Common Stock, including shares of Common Stock issuable upon the conversion or exercise of Debt Securities and Warrants, pursuant to the Registration Statement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.  Our opinions expressed herein are also subject to the qualification that no term or provision shall be included in any Indenture, any Warrant or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinions.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus.  Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act.  This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Very truly yours,

/s/ TroyGould PC

TroyGould PC